                                                                      EXHIBIT 15

Tenneco Automotive Inc.

We are aware that Tenneco Automotive Inc. has incorporated by reference in the following Registration Statements its Form 10-Q for the quarter ended June 30, 2000, which includes our report dated July 24, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulations C of the Securities Act of 1933, that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

REGISTRATION NO.                                                      FORM
----------------                                                      ----
   333-24291       ...............................................    S-3
   333-17485       ...............................................    S-8
   333-30933       ...............................................    S-8
   333-17487       ...............................................    S-8
   333-41535       ...............................................    S-8
   333-27279       ...............................................    S-8
   333-23249       ...............................................    S-8
   333-27281       ...............................................    S-8
   333-41537       ...............................................    S-8
   333-48777       ...............................................    S-8
   333-76261       ...............................................    S-8
   333-33442       ...............................................    S-8
   333-33934       ...............................................    S-8

Very truly yours,

Arthur Andersen LLP